Exhibit 10.4

EIGHTH AMENDMENT TO LOAN AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AGREEMENT is made as of the 30th of December, 2010 (the “Agreement”), by and among RANOR, INC., a corporation organized under the State of Delaware with its chief executive office, principal place of business and mailing address at One Bella Drive, Westminster, Massachusetts 01473 (the “Borrower”) and SOVEREIGN BANK, a federal savings bank with a usual place of business at 115 Asylum Street, Hartford, Connecticut 06103 (the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender and Borrower entered into a certain loan transaction in the amount of up to $9,000,000.00 as evidenced by a Loan and Security Agreement dated February 24, 2006, as amended from time to time (the “Loan Agreement”); and

WHEREAS, the obligations of the Borrower under the Loan Agreement are evidenced by a certain Amended and Restated Revolving Promissory Note in the amount of $2,000,000 (the “Revolving Note”) from Borrower to the order of Lender dated June 28, 2007, a certain Term Promissory Note in the amount of $4,000,000 (the “Term Note”) from Borrower to the order of Lender dated February 24, 2006, as amended, a certain $3,000,000 CapEx Promissory Note dated December 19, 2008 (the “CapEx Note”), a certain $1,900,000 Staged Advance Note dated as of March 29, 2010 from Borrower to Lender (collectively, the “Note”); and

NOW THEREFORE, in consideration of the foregoing, and in consideration of $1.00 and other valuable consideration received to the full satisfaction of the Borrower, the Borrower and the Lender hereby agree as follows:

1.           Section 2.17, Staged Advance Loan, is amended to provide that the outstanding balance of the Staged Advance Loan will be capped at $556,000, and no further advances will be permitted thereunder. Borrower shall pay down the Staged Advance Note to said amount on the date hereof.

2.           The following is added as a new Section 5.10(c) and 5.10(c) is hereby redesignated Section 5.10(d):

(c) Leverage Ratio.  Borrower will not permit its Leverage Ratio to be greater than 3.0 to 1.0 at any time, tested quarterly.

3.           The following is added to the definitions in Section 5.10:

“Leverage Ratio” means the ratio of (a) the total liabilities that would be shown on the balance sheet of the Borrower as of any date, to (b) the Borrower's Tangible Net Worth at such date.

“Intangible Assets” - means assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

“Net Worth" – means at any date, all amounts that would, in conformity with GAAP be included as shareholders' equity on a balance sheet.

“Tangible Net Worth” -  means total assets determined in accordance with GAAP  minus the sum of (i) Intangible Assets and (ii) total liabilities determined in accordance with GAAP.. Except as modified herein, the Loan Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed as of the date first set forth above.

LENDER:

SOVEREIGN BANK

By:	/s/ Edward S. Borden
Edward S. Borden
Its Senior Vice President
Duly Authorized

BORROWER:

RANOR, INC.

By:	/s/Stanley Youtt
Stanley Youtt
Its President and Chief Executive Officer
Duly Authorized

The foregoing has been read and consented to by the following Guarantor:

TECHPRECISION CORPORATION f/k/a LOUNSBERRY HOLDINGS II, INC.

By:	/s/ Richard Fitzgerald
Richard Fitzgerald
Its Chief Financial Officer
Duly Authorized